Exhibit 99.1

IMMEDIATE NEWS RELEASE

Schmitt Industries Announces Third Quarter Fiscal 2019 Operating Results

April 10, 2019	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the third quarter of Fiscal 2019.

Highlights of the three and nine months ended February 28, 2019:

•	Total net sales for the Company decreased 4.8% and 0.7% for the three and nine months ended February 28, 2019, respectively, as compared to the three and nine months ended February 28, 2018.

•

Gross margin was reduced from 46.1% to 32.8% for the third quarter of fiscal 2019 due to an inventory reserve adjustment of $407,558. This adjustment was the outcome of reorganization efforts to evaluate the types and levels of inventory maintained across the Company’s three product lines.

•

Operating expenses increased 12.1% and 0.8% for the three and nine months ended February 28, 2019, respectively, as compared to the three and nine months ended February 28, 2018. These results include non-recurring reorganization, legal and other professional expenses of $292,888 and $637,447 incurred during the three months and nine months ended February 28, 2019, respectively, that were not incurred during the same periods in the prior year.

•	Net loss per fully diluted share, or EPS, was $(0.12) and $(0.24) for the three and nine months ended February 28, 2019.

•	Non-GAAP EPS was $0.06 and $0.03 for the three and nine months ended February 28, 2019.

Michael Zapata, Executive Chairman and President, commented, “Since announcing the reorganization on November 27, 2018, the Schmitt team has invested strategically in our people, technology, and client relationships, to continue delivering industry leading quality and service in our SBS®, Xact® and Acuity® business lines. We are beginning to see the impacts of our focus on high return on investment priorities and improved profitability as non-GAAP EPS improved on a year over year basis. We expect GAAP financials to begin to normalize in the fourth quarter of Fiscal 2019 as the team continues to execute across our three product lines and we target underserved markets while continuing to grow alongside our valued customers.”

Summary data for the three months ended February 28, 2019 and 2018:

	Three Months Ended February 28,
	2019	2018	Change ($)	Change (%)
Total net sales	$3,082,181	$3,238,858	$(156,677)	(4.8%)
Balancer segment	1,961,636	2,137,811	(176,175)	(8.2%)
Measurement segment	1,120,545	1,101,047	19,498	1.8%
Gross margin	32.8%	40.8%
Operating expenses	$1,527,765	$1,362,508	165,257	12.1%
Net income (loss)	$(475,189)	$15,553	(490,742)
Net income (loss) per fully diluted share	$(0.12)	$0.00

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

Summary data for the nine months ended February 28, 2019 and 2018:

	Nine Months Ended February 28,
	2019	2018	Change ($)	Change (%)
Total net sales	$10,026,112	$10,093,386	$(67,274)	(0.7%)
Balancer segment	6,501,448	6,439,054	62,394	1.0%
Measurement segment	3,524,664	3,654,332	(129,668)	(3.5%)
Gross margin	37.1%	44.1%
Operating expenses	$4,568,784	$4,532,512	36,272	0.8%
Net loss	$(942,278)	$(15,297)	(926,981)
Net income (loss) per fully diluted share	$(0.24)	$0.00

Reconciliation of Adjusted Net Income and Non-GAAP EPS:

	Three Months Ended February 28, 2019	Nine Months Ended February 28, 2019
Net loss	$(475,189)	$(942,278)
Adjusted for:
Inventory reserve adjustment	407,558	407,558
Non-recurring reorganization, legal and other professional expenses	292,888	637,447

Adjusted net income (non-GAAP)	$225,257	$102,727

Non-GAAP earnings per fully diluted share	$0.06	$0.03

“Additionally, in line with our announced reorganization, the board of directors has approved plans to explore options to monetize Schmitt real estate, which may include the sale of Schmitt properties,” Zapata added.

About Schmitt Industries

Schmitt Industries, Inc. (the “Company” or “Schmitt”) designs, manufactures and sells high precision test and measurement products for two main business segments: the Balancer Segment and the Measurement Segment. For the Balancer Segment, the Company designs, manufactures and sells computer-controlled vibration detection, balancing and process control systems for the worldwide machine tool industry, particularly for grinding machines. The Company also provides sales and service for Europe and Asia through its wholly owned subsidiary, Schmitt Europe Limited (SEL), located in Coventry, England and through its sales representative office located in Shanghai, China. For the Measurement Segment, the Company has two core product lines: the Acuity® product line, which consists of sales of laser and white light sensor distance measurement and dimensional sizing products; and the Xact® product line, which consists of sales of remote tank monitoring products that measure the fill levels of tanks holding propane, diesel and other tank-based liquids and revenues from the related monitoring services associated with the transmission of data from the tanks to a secure web site.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations, estimates and projections about the Company’s business that are based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including, but not limited to, general economic conditions and global financial concerns, the volatility of the Company’s primary markets, the ability to develop new products to satisfy changes in consumer demands, the intensity of competition, increased pricing pressure from both competitors and customers, the effect on production time and overall costs of products if any of our primary suppliers are lost or if a primary supplier increases the prices of raw materials or components, the ability to ramp up manufacturing to satisfy increasing demand, maintenance of a significant investment in inventories in anticipation of future sales, existing cash levels which may not be sufficient to fund future growth, fluctuations in quarterly and annual operating results, risks associated with operating a global business including risks from international sales, reduction in demand or loss of significant customers, changes in foreign import tariffs and currency fluctuations including the United Kingdom’s likely exit from the European Union, ability to reduce operating costs if sales decline, attracting and retaining key management and qualified technical and sales personnel, impact resulting from the actions of activist shareholders, changes in effective tax rates, protection of intellectual property rights and the increased costs due to changes in securities laws and regulations.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Ann M. Ferguson, CFO and Treasurer (503) 227-7908 or visit our web site at www.schmitt-ind.com

CORPORATE OFFICE: 2765 NW NICOLAI ST. • PORTLAND, OREGON 97210 • 503/227-7908 • FAX 503/223-1258

SCHMITT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	February 28, 2019	May 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,168,930	$2,053,181
Restricted cash	56,835	58,352
Accounts receivable, net	2,078,116	2,047,032
Inventories	5,751,164	5,710,888
Prepaid expenses	193,326	148,924
Income taxes receivable	206	0

Total current assets	9,248,577	10,018,377

Property and equipment, net	863,361	770,915

Other assets
Intangible assets, net	418,331	496,768

TOTAL ASSETS	$10,530,269	$11,286,060

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$977,436	$1,024,256
Accrued commissions	194,943	194,797
Accrued payroll liabilities	192,953	188,568
Other accrued liabilities	437,209	358,790
Income taxes payable	0	3,993
Current portion of long-term liabilities	21,424	0

Total current liabilities	1,823,965	1,770,404

Total current liabilities	35,601	0

Stockholders’ equity
Common stock, no par value, 20,000,000 shares authorized, 4,032,878 shares issued and outstanding at February 28, 2019 and 3,994,545 shares issued and outstanding at May 31, 2018	13,156,496	13,085,652
Accumulated other comprehensive loss	(509,826)	(536,307)
Accumulated deficit	(3,975,967)	(3,033,689)

Total stockholders’ equity	8,670,703	9,515,656

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,530,269	$11,286,060

SCHMITT INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED FEBRUARY 28, 2019 AND 2018

(UNAUDITED)

	Three Months Ended February 28,		Nine Months Ended February 28,
	2019	2018	2019	2018
Net sales	$3,082,181	$3,238,858	$10,026,112	10,093,386
Cost of sales	2,069,798	1,916,345	6,310,824	5,645,372

Gross profit	1,012,383	1,322,513	3,715,288	4,448,014

Operating expenses:
General, administration and sales	1,507,233	1,286,718	4,452,091	4,279,505
Research and development	20,532	75,790	116,693	253,007

Total operating expenses	1,527,765	1,362,508	4,568,784	4,532,512

Operating income (loss)	(515,382)	(39,995)	(853,496)	(84,498)
Other income (expense), net	46,779	61,815	(69,468)	88,436

Income (loss) before income taxes	(468,603)	21,820	(922,964)	3,938
Provision for income taxes	6,586	6,267	19,314	19,235

Net income (loss)	$(475,189)	$15,553	$(942,278)	$(15,297)

Net loss per common share, basic	$(0.12)	$0.00	$(0.24)	$0.00

Weighted average number of common shares, basic	4,000,990	3,706,050	3,996,970	3,230,022

Net loss per common share, diluted	$(0.12)	$0.00	$(0.24)	$0.00

Weighted average number of common shares, diluted	4,000,990	3,769,814	3,996,970	3,230,022